Exhibit 32.1

CERTIFICATION OF CEO PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Green Energy Management Services Holdings, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dr. Robert Thomson, the Interim Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)      the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

/s/ Dr. Robert Thomson
Dr. Robert Thomson
Interim Chief Executive Officer

September 15, 2014

This Certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.